Exhibit 10.2

FORM OF SUPPORT SERVICES AGREEMENT

This Support Services Agreement (the “Agreement”) is made and entered into as of       , 2025 (the “Effective Date”), by and among (a) Ningbo Aura Semiconductor Co., Ltd., a limited liability company incorporated under the laws of People’s Republic of China (“Aura China”), (b) Aura Semiconductor Pvt. Ltd., a company incorporated under the laws of India (“Aura India”), (c) Shaoxing Yuanfang Semiconductor Co Ltd., a limited liability company incorporated under the laws of People’s Republic of China (“Aura Shaoxing”), (d) Aura Semiconductor Limited, a limited company incorporated and existing under the laws of Hong Kong (“Aura HK”, and collectively with Aura China, Aura India and Aura Shaoxing, the “Aura Service Entities” or “Aura”), and (e) Semiconductor Components Industries, LLC (“onsemi”).  Each of the Aura Service Entities, on the one hand, and onsemi, on the other hand, are referred to herein sometimes as a “Party” and together as the “Parties.”

RECITALS

A.          The Aura Service Entities and onsemi have entered into that certain Master Framework Agreement, dated as of September 23, 2025 (the “Master Framework Agreement”), by and among the Aura Service Entities, onsemi and certain other Affiliates of the Aura Service Entities, and certain related agreements, with respect to the License, the sale of certain Specified Assets and certain other Transactions; and

B.          In order to facilitate the License and the orderly transfer of the Specified Assets, the Aura Service Entities have agreed to provide to onsemi and its Affiliates certain services set forth on Schedule A attached hereto (as may be updated from time to time, the “Aura Services Schedule”) on the terms and conditions set forth herein.

AGREEMENT

Now, Therefore, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Definitions

Any capitalized term used in this Agreement and not otherwise defined in this Agreement will have the meaning ascribed to it in the Master Framework Agreement.

2.	Services

2.1	General.

2.1.1.
Commencing on the Effective Date, the applicable Aura Service Entity shall provide each of the services set forth on the Aura Services Schedule (such service, individually, an “Aura Service” and collectively, the “Aura Services”), unless an Aura Service is earlier terminated in accordance with the terms of this Agreement.  Unless otherwise indicated on the Aura Services Schedule or approved in advance by onsemi in writing, all Aura Services will be performed by personnel of the applicable Aura Service Entity that are assigned, on an as-is needed basis, to perform Aura Services for onsemi and its Affiliates during the Term, and in accordance with any other requirements or specifications identified in the Aura Services Schedule or otherwise mutually agreed upon in writing by the Parties.

2.1.2.
Notwithstanding Section 2.1.1 of this Agreement or the contents of the Aura Services Schedule, any functions, responsibilities, activities, services or tasks that are not specifically described in the Aura Services Schedule but that are (a) reasonably required for, or incidental to, the proper performance, delivery or transition of the Aura Services, Licensed IP and/or Specified Assets, (b) reasonably necessary for, or deemed an inherent part of, the Aura Services or transition of the Specified Assets and/or Licensed IP, or (c) reasonably requested by onsemi in connection with the Specified Assets, Licensed IP and/or Licensed Products, shall be deemed to be implied by and included within the scope of the Aura Services to the same extent and in the same manner as if specifically described in the Aura Services Schedule.

2.1.3.
onsemi may terminate any Aura Service upon ten (10) days’ prior written notice to the Aura Service Entities.  The Aura Service Entities shall thereafter no longer be obligated to provide such terminated Aura Service and onsemi shall thereafter no longer by obligated to pay for such terminated Aura Service.

2.1.4.	The Aura Service Entities shall not be required to violate any local laws in order to perform the Aura Services.

2.1.5.
Unless otherwise indicated in the Aura Services Schedule, the Aura Service Entities will, at their own cost, be responsible for the purchase of any goods, materials, or services required to enable the Aura Service Entities to perform the Aura Services.  However, if onsemi requests in writing that any of the Aura Service Entities use, or develop the Work Product so that such Work Product integrates or interoperates with, any third-party software or materials (“Third Party Tools”), then unless such third-party software or materials are in relation to development tools that are generally expected to be maintained by service providers dealing in the nature of the Aura Services contemplated herein or are otherwise already licensed to any of the Aura Service Entities in relation to the Aura Services, the Parties shall use best efforts to cooperate with each other to enable onsemi to obtain the necessary licenses for such Third Party Tools, with the cost for such Third Party Tools to be borne entirely by onsemi; provided, however, that the Aura Service Entities shall only be permitted to utilize the Third Party Tools as authorized by onsemi, solely for the Permitted Purpose.

2.1.6.
onsemi may request changes or additions to the Aura Services in writing, and upon submission by onsemi, all reasonably requested changes or additions proposed by onsemi will automatically be deemed to be included within the scope of the Aura Services.

2.2
onsemi Assistance.  In the event that, in order to provide the Aura Services, the applicable Aura Service Entities reasonably require resources or personnel included in the Specified Assets, onsemi shall use commercially reasonable efforts to make such resources or personnel available to the applicable Aura Service Entities, for the sole purpose of performing the applicable Aura Services, at no cost.  In the event that onsemi determines, in its sole discretion, that any of the Aura Service Entities or any of their approved Affiliates or approved independent contractors shall be granted access to any resources, facilities, equipment, computer, software, network or files owned or controlled by onsemi or its Affiliates (collectively, the “onsemi Resources”), such Aura Service Entities shall, and shall ensure each such approved Affiliate and/or independent contractors to, conform to the policies and procedures of onsemi or its Affiliates, as applicable, including those concerning health, safety and security, which have been made known to the Aura Service Entities in writing in advance, including any amendments or updates to the policies and procedures of onsemi or its Affiliates, as applicable, during the Term (provided that onsemi promptly provides written notice of such amendments or updates to the Aura Service Entities).

2.3
Level of Services.  The Aura Services provided by the Aura Service Entities to onsemi shall be consistent with the past practice of the Aura Business, and substantially the same in scope, quality and nature to the services provided to, or provided on behalf of, the Aura Business prior to the Effective Date.

2.4
Cooperation.  Each Party shall cause such Party’s personnel to reasonably cooperate with the personnel of the other Party to the extent required for the effective delivery of the Aura Services.  In addition, each Party has identified a point of contact for such Party in the Aura Services Schedule who shall be responsible for the day-to-day implementation of this Agreement, including attempted resolution of any issues that may arise during the performance of any Party’s obligations hereunder.

2.5
Affiliates; Subcontracting.  The Aura Service Entities agree that, in providing the Aura Services, the applicable Aura Service Entities may not use (a) personnel of their Affiliates, or (b) any independent contractors, to deliver or assist such Aura Service Entities in the delivery or performance of the Aura Services contemplated under this Agreement without first having obtained onsemi’s prior written approval.  The Aura Service Entities shall impose on their approved Affiliates and approved independent contractors the confidentiality obligations specified in this Agreement and shall supervise the performance of such approved Affiliates and approved independent contractors to ensure that the services provided hereunder meet the requirements of this Agreement.  The Aura Service Entities shall, jointly and severally, at all times remain wholly responsible for the performance of such approved Affiliates and approved independent contractors.  Schedule B attached hereto (as may be updated from time to time, the “Approved Affiliates and Contractors Schedule”) sets forth a list of independent contractors and personnel of the Aura Service Entities or their Affiliates that will be considered as approved by onsemi upon receipt of confirmatory assignments of intellectual property by such contractors in a form approved by onsemi.

2.6
Alternatives.  The Aura Service Entities will maintain all Permits, consents, licenses, sublicenses, or approvals that are required by any Governmental Entity or otherwise in connection with the Aura Service Entities’ performance or delivery of the Aura Services.  If any of the Aura Service Entities believes the performance of any Aura Service would violate any Applicable Law or infringe the Intellectual Property Rights of any Person, such Aura Service Entities shall promptly provide a written notice to onsemi of the same, and the Parties will cooperate in good faith and use commercially reasonable efforts to arrange a substitute means of obtaining, at no additional cost to onsemi: (a) such Aura Service, (b) replacement or substitute services, or (c) Permits that would enable the Aura Service Entities to lawfully provide such Aura Service.

2.7
Substitute Services.  In the event that any of the Aura Service Entities fails to supply its respective Aura Services, onsemi may, in its sole and reasonable discretion, acquire such services from any substitute source, with a reduction in any amounts otherwise due hereunder to the Aura Service Entities for the Aura Service so substituted.  In addition, to the extent that such substitute services require payment above and beyond that which is included in the Aura Service Entities’ charge for the Aura Service in question, the Aura Service Entities shall be responsible for such payment, and onsemi may, at its discretion, seek reimbursement therefor, or set-off such amounts against amounts otherwise due hereunder to the Aura Service Entities.

2.8	Security; Disaster Recovery. During the Term, each Aura Service Entity shall maintain reasonably prudent security and disaster recovery arrangements in respect of the Aura Services.

2.9
Inspection.  onsemi reserves the right to inspect all Work Product and the Aura Services performed or delivered hereunder.  If any Work Product or any of the Aura Services does not meet any specifications or requirements identified in accordance with the Aura Services Schedule or onsemi’s reasonable requirements or acceptance criteria, or does not otherwise include sufficient information so as to enable engineers with reasonable skill and knowledge in the field the ability to understand, analyze, implement, replicate, and modify any of the Work Product, onsemi may notify the applicable Aura Service Entities of such deficiency or non-compliance, and the applicable Aura Service Entities shall perform such additional Aura Services, at no additional cost to onsemi, as may be reasonably requested by onsemi to remedy any such alleged deficiency or non-compliance.

3.	Payments

3.1
Fees.  All fees to be charged by the Aura Service Entities to onsemi for the Aura Services (“Aura Services Fees”) are as set forth in the Aura Services Schedule.  Aura Service Entities will issue invoices to onsemi for the Aura Services Fees in accordance with the invoice schedule set forth in the Aura Services Schedule.

3.2
Set-Off Rights.  The Parties hereby agree and acknowledge that onsemi shall be entitled to exercise its rights as set forth in Section 5.5 of the Master Framework Agreement (Holdback and Set-Off Rights).

3.3
Invoicing and Payment.  Subject to Sections 2.7, 3.2 and 3.4 of this Agreement, onsemi shall pay all Aura Services Fees due under each undisputed invoice submitted by the Aura Service Entities to onsemi in accordance with Section 3.1 of this Agreement in U.S. Dollars no later than thirty (30) days’ following receipt of such undisputed invoice.  In the event onsemi disputes any invoiced amounts, onsemi shall notify the Aura Service Entities within such forty-five (45) day period, and the Parties will use their good faith and diligent efforts to promptly resolve such dispute in accordance with Section 8.6 of this Agreement.  Each invoice, other than an invoice for quarterly fees, must be accompanied with documentation of the calculation of the Aura Services Fees included on the invoice.

3.4
Withholding Taxes.  onsemi, any Affiliate of onsemi, and any of their respective agents or representatives shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement all amounts that such Person may be required to deduct or withhold from such payments under Applicable Law.  To the extent such amounts are withheld and paid over to the applicable Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.  onsemi and its Affiliates shall reasonably cooperate with the Aura Service Entities upon request to reduce or eliminate any withholding applicable to a payment made pursuant to this Agreement or as required for the Aura Service Entities to apply for and receive any corresponding tax credit or refund under Applicable Laws.  If for any reason the appropriate amount of Withholding Taxes is not withheld from the payments made pursuant to this Agreement, such required Withholding Taxes not withheld shall remained Retained Liabilities despite such non-withholding.

3.5	Transfer Taxes. Section 8.8(c) of the Master Framework Agreement shall apply, mutatis mutandis, to this Agreement.

4.	Intellectual Property

4.1
Ownership.  The Parties agree that all Work Product is the sole and exclusive property of onsemi, subject to any Intellectual Property Rights that are owned by the Aura Service Entities as of the Effective Date and retained by the Aura Service Entities under the Master Framework Agreement (collectively, the “Pre-Existing Intellectual Property Rights”).  As used herein, “Work Product” means all (a) Intellectual Property, in any stage of development, that any of the Aura Service Entities, their Affiliates or any of their employees, contractors or agents, conceives, creates, formulates, develops, or reduces to practice in connection with performing or delivering the Aura Services, and (b) tangible embodiments of each item of such Intellectual Property; provided, however, that Work Product does not include any Pre-Existing Intellectual Property Rights (which are licensed to onsemi pursuant to Section 2 of the Master Framework Agreement (License of Intellectual Property)).  Each of the Aura Service Entities hereby irrevocably, automatically, irreversibly, and unconditionally assigns to onsemi all rights, title, and interest worldwide in and to the Work Product, including all Intellectual Property Rights therein or thereto (other than Pre-Existing Intellectual Property Rights).  Each of the Aura Service Entities understands and agrees that the Work Product constitutes onsemi Confidential Information and that none of the Aura Service Entities has any right to use the Work Product.

4.2
License and Waiver of Other Rights.  If any Intellectual Property, including moral rights, in the Work Product cannot (as a matter of law) be assigned by any of the Aura Service Entities to onsemi as provided in Section 4.1 of this Agreement, then such Aura Service Entities hereby unconditionally grants to onsemi an exclusive, transferable, perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights in onsemi’s sole discretion (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered, (b) to use, make, have made, sell, offer to sell, import, commercialize, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (c) to exercise any and all other present or future rights in the Work Product.  If any Intellectual Property, including moral rights, in the Work Product, cannot (as a matter of law) be licensed to onsemi as provided in this Section 4.2 of this Agreement, and to the extent any of the Aura Service Entities cannot (as a matter of law) grant such license, then such Aura Service Entities hereby unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against onsemi or its Affiliates with respect to such rights.

4.3
Further Assurances.  Each of the Aura Service Entities will, at onsemi’s (and its successors and assignees’) request, including after the Effective Date: (a) cooperate with and assist onsemi in perfecting, maintaining, protecting, and enforcing onsemi’s rights in the Work Product, and (b) execute and deliver to onsemi any documents deemed necessary or appropriate by onsemi in its discretion to perfect, maintain, protect, or enforce onsemi’s rights in the Work Product.

5.	Confidential Information

This Agreement, the Aura Services and any information provided in connection with this Agreement or the Aura Services shall be subject to Section 8.5 of the Master Framework Agreement (Confidentiality); provided, however, that any information derived from the performance or delivery of the Aura Services or disclosed to any of the Aura Service Entities or any of their Affiliates hereunder will, notwithstanding anything to the contrary in the Master Framework Agreement, be deemed to be onsemi Confidential Information for purposes of this Agreement and the Master Framework Agreement.  The Aura Service Entities shall not, and shall cause their Affiliates and their independent contractors and personnel not to, use the Work Product, onsemi’s Third Party Tools, the onsemi Resources, or onsemi Confidential Information that any of them have access to in connection with this Agreement or the performance or delivery of the Aura Services for any purpose other than to perform the obligations under the Master Framework Agreement and to provide the Aura Services under this Agreement (the “Permitted Purpose”).  Each of the Aura Service Entities shall use the same degree of care, but no less than reasonable care, to protect onsemi Confidential Information as such Aura Service Entities use to protect their own confidential information of like nature.  Each of the Aura Service Entities may disclose onsemi Confidential Information only to its employees, approved Affiliates and approved independent contractors, including those set forth on the Approved Affiliates and Contractors Schedule, provided that in each instance, (x) all of the foregoing have a need to know such information for the Permitted Purpose, have been advised of the terms of this Section 5 of this Agreement, and are bound by written and enforceable obligations of confidentiality that are at least as protective of onsemi Confidential Information as those in this Agreement and the Master Framework Agreement, and (y) the Aura Service Entities shall be liable for any breach hereof or thereof by such Persons.  Upon expiration or termination of this Agreement, or at any time as may be earlier requested by onsemi, the Aura Service Entities will return to onsemi, or, to the extent requested by onsemi, destroy, any and all tangible embodiments of any such onsemi Confidential Information in such Aura Service Entities’ or their Affiliates’ or independent contractors’ possession or control that was derived from the performance of the Aura Services (including, without limitation, copies of any Work Product) or otherwise disclosed or provided hereunder, and provide written confirmation of the same to onsemi.

6.	Warranties and Indemnity

6.1	Warranties.

6.1.1.
Degree of Care; Compliance with Law.  The applicable Aura Service Entities shall (i) provide the Aura Services to onsemi using at least the same degree of care and skill as such Aura Service Entities exercise in performing similar services for themselves or other third parties, and in no event less than a high degree of care, performing such services in a professional and workmanlike manner, consistent with industry practice, and (ii) comply with all Applicable Law in performance or delivery of the Aura Services.

6.1.2.
Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING IN THIS SECTION 6.1 OF THIS AGREEMENT AND ALL SCHEDULES HERETO) AND THE MASTER FRAMEWORK AGREEMENT, (A) NONE OF THE PARTIES MAKES ANY WARRANTIES TO THE OTHER PARTIES HERETO REGARDING ITS PERFORMANCE OF ANY SERVICES PROVIDED HEREUNDER, WHETHER EXPRESS, IMPLIED OR OTHERWISE, AND (B) EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, AND MERCHANTABILITY.

6.2
Indemnity.  The Aura Service Entities shall, on a joint and several basis, indemnify, defend and hold harmless onsemi and its Affiliates, against all claims, liabilities, damages, losses or expenses, as and when incurred, to the extent arising out of or resulting from a third party claim (a) relating to the material breach, gross negligence or willful misconduct by any of the Aura Service Entities, their Affiliates, or any of their employees, agents, independent contractors or assigns in the performance of, or failure to perform, the Aura Services pursuant to this Agreement, or (b) alleging infringement of such third party’s Intellectual Property Rights by any of the Aura Service Entities, their Affiliates, or any of their employees, agents, independent contractors or assigns in the performance of the Aura Services pursuant to this Agreement, except to the extent that such claims, liabilities, damages, losses or expenses described in clause (a) resulted from the material breach, gross negligence or willful misconduct of onsemi, its Affiliates, or any of its or their employees, agents, independent contractors or assigns.

7.	Term and Termination

7.1
Term.  Unless earlier terminated in accordance with Section 7.2 of this Agreement, this Agreement shall be in effect from the Effective Date until the end of the Restricted Period (such period, the “Term”).

7.2
Termination.  onsemi may terminate this Agreement if any of the Aura Service Entities materially breaches any of its obligations under this Agreement and fails to cure such breach within thirty (30) days following written notice thereof.  The Aura Service Entities may terminate this Agreement if onsemi fails to pay any undisputed amount s when due, and fails to cure such breach within thirty (30) days following written notice thereof.  If the Agreement is terminated prior to the expiry of the Term, for reasons other than an Aura Services Entities’ breach of this Agreement, occurrence of a Triggering Event (as defined in that Master Framework Agreement entered into between the Parties), or by mutual agreement of the Parties, onsemi shall pay to Aura Entities’ the entirety of the Aura Services Fees that would have been payable had the Agreement not been terminated.

7.3
Effect of Termination.  All definitions and Sections 3.3, 3.4, 4, 5, 6, 7.3 and 8 of this Agreement shall survive the termination or expiration of this Agreement.  Notwithstanding the foregoing, no such termination or expiration of this Agreement shall relieve any Party from liability resulting from or arising out of any willful breach of such Party’s representations, warranties, covenants or agreements set forth herein prior to such termination or expiration.  In the event of any termination of this Agreement by either onsemi or Aura Entities in accordance with Section 7.2 of this Agreement, onsemi shall have the obligation to pay accelerated payments of balance Aura Services Fees in full within 30 days from the date of such termination.

8.	General

8.1
Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) upon receipt if delivered personally; (b) three (3) Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (c) one (1) Business Day after it is sent by commercial express courier service or e-mail; or (d) upon transmission if sent via facsimile or email with confirmation of receipt to the Party at the following address (or at such other address for a Party as shall be specified upon like notice):

8.1.1.	if to onsemi to:

Semiconductor Components Industries, LLC 5701 N. Pima Rd., Scottsdale, AZ 85250 Attn: Legal E-mail: [***]

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP 4200 Republic Plaza 370 Seventeenth Street Denver, CO 80202 Attn: Erik G. Knudsen E-mail: [***] Attn: Chuan Sun E-mail: [***]

8.1.2.	if to any Aura Service Entity, to:

Aura Semiconductor Private Limited Building 4C, 001, Ground Floor, RMZ Ecoworld SEZ, Devarabeesanahalli, Marathahalli, Sarjapura Outer Ring Road, Bangalore 560 103. Attn: [***] E-mail: [***]

8.2
Counterparts; Facsimile.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.3
Entire Agreement; Non-assignability; Parties in Interest.  Section 13.3 of the Master Framework Agreement (Entire Agreement; Non-assignability; Parties in Interest) shall apply, mutatis mutandis, to this Agreement.

8.4
Severability.  In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties.  The Parties further agree to replace such void or unenforceable provision of this Agreement with valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.5
Remedies Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

8.6
Escalation.  The Parties will attempt to resolve any disputes regarding performance of the Parties obligations hereunder in good faith and in a timely manner by mutual consultation among the designated primary points of contact for each Party.  If the Parties are unable to resolve any dispute between themselves, either Party shall have the right, upon written notice to the other, to escalate such dispute for resolution by senior executives from each Party, who shall meet to attempt to resolve the dispute by good faith negotiations.  In the event the Parties are unable to resolve such dispute within thirty (30) days after such notice is received, either Party shall have the right to refer the dispute to arbitration in accordance with Section 8.7 of this Agreement.

8.7
Governing Law; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to parties residing in California, without regard applicable principles of conflicts of law.

8.7.1.
Subject to Section 8.6 of this Agreement, any dispute, controversy or claim arising out of, related to or in connection with this Agreement, including any question regarding its existence, validity or termination (a “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules of the  (“Rules”) in effect when the Notice of Arbitration is submitted, except as they may be modified herein.

8.7.2.	The arbitration shall be conducted by three (3) arbitrators (the “Arbitral Tribunal”).

8.7.3.
Any award rendered by the Arbitral Tribunal shall be final and binding on the Parties and the Parties undertake to carry out any award without delay.  Judgment on the award may be entered in any court of competent jurisdiction having jurisdiction thereof, including any court having jurisdiction over the relevant Party or its assets.

8.7.4.	The seat of arbitration shall be Hong Kong and the arbitration shall be conducted in the English language.

8.7.5.
Nothing herein shall prevent any Party from seeking any provisional remedies including, but not limited to, temporary restraining orders or preliminary injunctions or their equivalent, any pre-arbitral injunction, pre-arbitral attachment, interim or conservatory measure or other order in aid of arbitration proceedings (“Interim Relief”) from any court of competent jurisdiction.  The Arbitral Tribunal (and, if applicable, emergency arbitrator) shall have full authority to grant any Interim Relief.  Any Interim Relief so issued shall, to the extent permitted by Applicable Law, be deemed a final arbitration award for purposes of enforceability, and, moreover, shall also be deemed a term and condition of this Agreement subject to specific performance pursuant to Section 8.9 of this Agreement.  The Arbitral Tribunal shall have the power to continue, review, vacate or modify any Interim Relief granted by an emergency arbitrator, and the Arbitral Tribunal shall apply a de novo standard of review to the factual and legal findings of the emergency arbitrator and conduct any such proceeding with respect to the actions of the emergency arbitrator on an expedited basis; and in the event an emergency arbitrator or the Arbitral Tribunal issues an order granting, denying or otherwise addressing Interim Relief (a “Decision on Interim Relief”), any Party may apply to enforce or require specific performance of such Decision on Interim Relief in any court of competent jurisdiction.

8.7.6.
In the event any proceeding is brought in any court of competent jurisdiction to enforce the dispute resolution provisions in Section 8.7 of this Agreement, to obtain relief as described in Section 8.7 of this Agreement, or to enforce any award, relief or decision issued by an Arbitral Tribunal, each Party hereby irrevocably agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.1 of this Agreement shall be effective service of process for any claim brought against such Party in any such court.

8.7.7.
Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MASTER FRAMEWORK AGREEMENT OR ANY OTHER ANCILLARY AGREEMENTS.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE MASTER FRAMEWORK AGREEMENT AND THE OTHER ANCILLARY AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.7 OF THIS AGREEMENT.

8.8
Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement, the Master Framework Agreement and the other Ancillary Agreements, and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

8.9
Specific Enforcement.  The Aura Service Entities acknowledge and agree that onsemi would be irreparably harmed and onsemi would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by the applicable Aura Service Entities in accordance with their specific terms or were otherwise breached.  Accordingly, the Aura Service Entities agree that onsemi shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which onsemi is entitled at law or in equity.

8.10
Amendment; Waiver.  Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the Party to be charged with such waiver.  The failure of a Party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that Party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date.  Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

8.11	Interpretation.

8.11.1.	When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or a Schedule to this Agreement unless otherwise indicated.

8.11.2.
The terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

8.11.3.	The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.11.4.	The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

8.11.5.	The words “in writing” shall include email or other electronic methods of delivery.

8.11.6.
Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender, and (b) words using the singular or plural number also include the plural or singular number, respectively.

8.11.7.	Any reference in this Agreement to “dollars” or “$” shall be to U.S. dollars.

8.11.8.	References from or through any date will mean, unless otherwise specified, from and including or through and including, respectively.

8.12
Conflicts.  In the event of an express conflict between the terms of any other Ancillary Agreements and the terms of this Agreement, this Agreement shall govern over any conflicting terms of the other Ancillary Agreements.  In the event of an express conflict between the terms of the Aura Services Schedule and the terms of this Agreement, this Agreement shall govern over any conflicting terms of the Aura Services Schedule.

8.13
Force Majeure.  None of the Parties shall bear any responsibility or liability for any damages, costs, losses or expenses arising out of any delay, inability to perform or interruption of its performance of its obligations under this Agreement due to any acts or omissions of the other Party, or for events beyond its reasonable control, including, without limitation, acts of God, acts of Governmental Entities, or acts of the public enemy, or due to war, riot, flood, civil commotion, insurrection, strike, severe or adverse weather conditions, lack of or shortage of power, or any other cause beyond the reasonable control of such Party.

8.14
Relationship of the Parties.  Each of onsemi and the Aura Service Entities shall, for all purposes, be considered independent contractors with respect to each other and shall not be considered an employee, employer, agent, principal, partner or joint venturer of the other.  None of the Parties shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any Contract, agreement or undertaking with any third party.  None of the Parties (nor any successor, assignee, transferee or Affiliate of a Party) will treat or report the relationship between the Parties arising under this Agreement as a partnership for United States tax purposes, unless otherwise required pursuant to Applicable Law.  As between the Parties, the Aura Service Entities shall be solely responsible for any employment-related wages, bonus, taxes, insurance premiums or other employment benefits with respect to their personnel who perform the Aura Services pursuant to this Agreement.  Notwithstanding any of the foregoing to the contrary, liability of each of the Aura Service Entities under this Agreement shall be joint and several with the liability of any and all other Aura Service Entities.

8.15	Government Filing and Registration. Section 8.16 of the Master Framework Agreement (Government Filing and Registration) shall apply, mutatis mutandis, to this Agreement.

[The remainder of this page is intentionally left blank; signature page follows.]

In Witness Whereof, each of the Aura Service Entities and onsemi have duly executed this Agreement as of the day and year first above written.

Ningbo Aura Semiconductor Co., Ltd.

By:

Name:

Title:

Company chop:

Aura Semiconductor Pvt. Ltd.

By:

Name:

Title:

Shaoxing Yuanfang Semiconductor Co Ltd.

By:

Name:

Title:

Company chop:

Aura Semiconductor Limited

By:

Name:

Title:

Signature Page to Support Services Agreement

In Witness Whereof, each of the Aura Service Entities and onsemi have duly executed this Agreement as of the day and year first above written.

Semiconductor Components Industries, LLC

By:

Name:

Title:

Signature Page to Support Services Agreement

The following schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. onsemi hereby undertakes to furnish supplemental copies of such schedules and attachments to the SEC upon request.

1.	Schedule A – Aura Services Schedule
2.	Schedule B – Approved Affiliates and Contractors Schedule